SECURITIES AND EXCHANGE COMMISSION

                                              Washington, D.C. 20549

                                                     FORM 8-K

                                                  CURRENT REPORT

                                        Pursuant to Section 13 or 15(d) of
                                        the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):   September 9, 1997


                 EXTENDED FAMILY CARE CORPORATION
               (formerly  Cosmetic Sciences, Inc.)
    (Exact name of Registrant as specified in its charter)

                            NEW YORK
            (State or other jurisdiction of incorporation)

          0-9836                       22-2210547
  (Commission File Number)  (IRS Employer Identification No.)


ONE OLD COUNTRY ROAD, SUITE 335, CARLE PLACE, NY     11514
 (Address of principal executive offices)           (Zip Code)


(Former address of principal executive offices)    (Zip Code)


Registrant's telephone number, including area code (516) 248-2273
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Item 2.           Acquisition or Disposition of Assets.

         On September 9, 1997, Extended Family Care Corporation ("EFCC") and EFCC Acquisition Corp. ("Merger Sub"), a wholly owned subsidiary of Star Multi Care Services, Inc. ("Star"), effected a merger pursuant to which EFCC was merged with and into Merger Sub. As a result of this merger, all EFCC shareholders received an aggregate of $4,850,000 worth of Star common stock and $2,400,000 in cash in exchange for their shares of EFCC common stock. This merger was previously described in Registration Statement No. 333- 32171 which was declared effective on July 29, 1997, and is hereby incorporated by reference in response to any information required by this Item.


Item 7.           Financial Statements and Exhibits.

         Any financial statements required under this Form 8-K have been previously filed as part of Registration Statement No. 333- 32171 which was filed and declared effective on July 29, 1997, which financial statements and information are hereby incorporated by reference.


Exhibit No.                Description of Exhibit

         1 Agreement and Plan of Merger, dated as of January 3, 1997 among Merger Sub, EFCC and Star, as amended on April 6, 1997, (included as Exhibits 2(a) and 2(b) to the Registration Statement on Form S-4 dated July 29, 1997, Registration Number 333- 32171, filed by Star Multi Care Services, Inc. and incorporated herein by reference thereto).

         2. Registration Statement on Form S-4 No. 333-32171, filed and declared effective July 29, 1997.

                               SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            EXTENDED FAMILY CARE CORPORATION
                                            By:  /S/ JOSEPH HELLER
                                            Name: Joseph Heller
                                            Title: Vice President

Dated:  September 25, 1997